UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in

its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

The information in this Current Report on Form 8-K is being furnished and shall not be deemed  filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 1.01 Entry into a Material Definitive Agreement

On September 23, 2013, the Board of Directors of Haynes International, Inc. (the “Company”) approved stock ownership guidelines applicable to executive officers and members of the Board of Directors.  The guidelines will become effective on January 1, 2014 and require that, within five (5) years from the effective date, executive officers and directors each own an amount of the Company’s common stock determined based upon a multiple of base salary, in the case of executive officers, or annual retainer, in the case of board members.  The multiples are as follows:  in the case of the Chief Executive Officer, 300% of base salary; in the case of all other executive officers, 200% of base salary; in the case of members of the Board of Directors, 400% of annual retainer.  The calculation of shares owned by an individual includes shares owned directly or indirectly, including those subject to risk of forfeiture (but not forfeited) under the Company’s 2009 Restricted Stock Plan.  However, shares subject to options are not included in the calculation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: September 27, 2013	By:	/s/ Janice Wilken
Janice Wilken
Vice President – General Counsel